Exhibit 99.1

DJO Investor/Media Contact:

DJO Global, Inc.

Matt Simons

SVP Business Development and Investor Relations

760.734.5548

matt.simons@DJOglobal.com

FOR IMMEDIATE RELEASE

DJO GLOBAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER

Strong Revenue growth in Orthopedic Implant, International and Consumer Businesses

SAN DIEGO, CA, July 28, 2016 – DJO Global, Inc. (“DJO” or the “Company”), a leading global provider of medical technologies designed to get and keep people moving, today announced financial results for its public reporting subsidiary, DJO Finance LLC (“DJOFL”), for the second quarter ended July 1, 2016.

Second Quarter Highlights

Net sales grew 4.6% to $292.9 million

Adjusted EBITDA increased 3.7% to $63.6 million

“Our second quarter performance was driven by the continued accelerating performance in Orthopedic Implants, International and Consumer.” said Mike Mogul, DJO’s President and Chief Executive Officer. “We expect these businesses to continue to drive performance in the second half of 2016.”

Sales Results

DJOFL achieved net sales for the second quarter of 2016 of $292.9 million, reflecting growth of 4.6%, compared with net sales of $279.9 million for the second quarter of 2015. Changes in foreign currency exchange rates did not have a material impact on the second quarter results.

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Net sales for DJO’s Bracing and Vascular segment were $131.8 million in the second quarter of 2016, reflecting a decrease of 3.3%, compared to the second quarter of 2015, due to delayed customer delivery issues in transitioning the Dr. Comfort businesses to the company’s Oracle ERP system. Dr. Comfort has been actively clearing those orders in July as it catches up and services its customers.

Net sales for DJO’s Recovery Sciences segment were $38.4 million in the second quarter of 2016, reflecting a decrease of 4.1%, compared to the second quarter of 2015, driven by slower sales of CMF devices and Chattanooga rehabilitation equipment.

Net sales for DJO’s International segment were $80.1 million in the second quarter of 2016, reflecting an increase of 6.0% from the second quarter of 2015, primarily driven by stronger sales in direct markets, especially in France, Canada, Italy Spain and Australia, and increased sales penetration in emerging markets.

Net sales for the Surgical Implant segment were $42.6 million for the second quarter of 2016, reflecting growth of 51.7% over net sales in the second quarter of 2015, driven by strong sales of each of the Company’s shoulder (32% over prior year quarter), knee (41% over prior year quarter) and hip (24% over prior year quarter) product lines.

Earnings Results

For the second quarter of 2016, DJOFL reported a net loss attributable to DJOFL of $23.3 million, compared to a net loss of $78.0 million for the second quarter of 2015. As detailed in the attached financial tables, the results for the current and prior year second quarter periods and the current and prior year six month periods were impacted by significant non-cash items, non-recurring items and other adjustments.

Adjusted EBITDA for the second quarter of 2016 was $63.6 million, or 21.7% of net sales, reflecting 3.7% as reported when compared with Adjusted EBITDA of $61.3 million, or 21.9% of net sales, for the second quarter of 2015. Including cost savings programs currently underway of $5.6 million, Adjusted EBITDA for the twelve months ended July 1, 2016 was $250.3 million, or 21.6 percent of LTM net sales.

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The Company defines Adjusted EBITDA as net (loss) income attributable to DJOFL plus interest expense, net, income tax provision (benefit), and depreciation and amortization, further adjusted for certain non-cash items, non-recurring items and other adjustment items as permitted in calculating covenant compliance under the Company’s senior secured credit facilities (“Senior Credit Facilities”) and the indentures governing its 8.125% second lien notes, and its 10.75% third lien notes. Reconciliation between net loss and Adjusted EBITDA is included in the attached financial tables.

As of July 1, 2016, the Company had cash balances of $41.7 million and available liquidity of $67.5 million under its $150 million revolving credit facility.

2016 Outlook

We continue to expect our market and new products performance and other ongoing commercial initiatives to drive top line growth and we expect constant currency revenue growth rates of closer to 6%, with adjusted EBITDA growth rates of 8%-10% for the full year of 2016, inclusive of future cost savings. Based on year-end foreign currency exchange rates, we do not expect sales or Adjusted EBITDA for the full year of 2016 to be materially impacted.

Conference Call Information

DJO has scheduled a conference call to discuss this announcement beginning at 1:00 pm, Eastern Time Thursday, July 28, 2016. Individuals interested in listening to the conference call may do so by dialing (866) 394-8509 (International callers please use (706) 643-6833), using the reservation code 22322226. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (855) 859-2056 and using the above reservation code. The live conference call and replay will be available via the Internet at www.DJOglobal.com.

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About DJO Global

DJO Global is a leading global provider of medical technologies designed to get and keep people moving. The Company’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease, enabling people to regain or maintain their natural motion. Its products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals. In addition, many of the Company’s medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. The Company’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular therapy systems and compression garments, therapeutic shoes and inserts, electrical stimulators used for pain management and physical therapy products. The Company’s surgical division offers a comprehensive suite of reconstructive joint products for the hip, knee and shoulder. DJO Global’s products are marketed under a portfolio of brands including Aircast®, Chattanooga, CMF™, Compex®, DonJoy®, ProCare®, DJO® Surgical, Dr. Comfort® and ExosTM. For additional information on the Company, please visit www.DJOglobal.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to, among other things, the Company’s expectations for its growth in revenue and Adjusted EBITDA and its opportunities to improve commercial execution and to develop new products and services. The words “believe,” “will,” “should,” “expect,” “target,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the successful execution of the Company’s business strategies relative to its Bracing and Vascular, Recovery Sciences, International and Surgical Implant segments; the continued growth of the markets the Company addresses and any impact on these markets from changes in global economic conditions; the successful execution of the Company’s acquisition strategies; the impact of potential reductions in reimbursement levels and coverage by Medicare and other governmental and commercial payors; the Company’s highly leveraged financial position; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations; and government investigations; the availability and sufficiency of insurance coverage for pending and future product liability claims; and the effects of healthcare reform, Medicare competitive bidding, managed care and buying groups on the prices of the Company’s products. These and other risk factors related to DJO are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 25, 2016. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.

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DJO Finance LLC

Unaudited Condensed Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 27, 2015	July 1, 2016	June 27, 2015
Net sales	$292,852	$279,902	$571,758	$527,413
Operating expenses:
Cost of sales (exclusive of amortization, see note 1)	120,474	117,770	238,557	219,654
Selling, general and administrative	121,627	108,612	243,556	215,797
Research and development	10,122	8,688	19,976	17,552
Amortization of intangible assets	19,085	19,818	38,663	39,646

	271,308	254,888	540,752	492,649

Operating income	21,544	25,014	31,006	34,764
Other (expense) income:
Interest expense, net	(42,396)	(44,564)	(84,666)	(87,430)
Loss on extinguishment of debt	—	(67,967)	—	(67,967)
Other income (expense), net	468	743	752	(3,413)

	(41,928)	(111,788)	(83,914)	(158,810)

Loss before income taxes	(20,384)	(86,774)	(52,908)	(124,046)
Income tax provision	(3,577)	(5,911)	(8,990)	(7,856)

Net loss from continuing operations	(23,961)	(92,685)	(61,898)	(131,902)
Net income from discontinued operations	855	14,873	665	18,865

Net loss	(23,106)	(77,812)	(61,233)	(113,037)
Net income attributable to noncontrolling interests	(169)	(165)	(362)	(466)

Net loss attributable to DJO Finance LLC	$(23,275)	$(77,977)	$(61,595)	$(113,503)

Note 1 — Cost of sales is exclusive of amortization of intangible assets of $7,080 and $14,487 for the three months and six months ended July 1, 2016 and $7,535 and $15,070 for the three and six months ended June 27, 2015, respectively.

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DJO Finance LLC

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 1, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$41,699	$48,943
Accounts receivable, net	177,128	172,360
Inventories, net	177,548	174,573
Prepaid expenses and other current assets	22,309	21,179
Current assets of discontinued operations	—	2,878

Total current assets	418,684	419,933
Property and equipment, net	130,845	117,273
Goodwill	1,019,186	1,018,104
Intangible assets, net	710,549	749,045
Other assets	6,599	5,174
Non-current assets of discontinued operations	—	29

Total assets	$2,285,863	$2,309,558

Liabilities and Deficit
Current liabilities:
Accounts payable	$73,968	$58,492
Accrued interest	11,062	16,998
Current portion of debt obligations	10,550	10,550
Other current liabilities	92,168	102,173
Current liabilities of discontinued operations	946	13,371

Total current liabilities	188,694	201,584
Long-term debt obligations	2,392,464	2,344,562
Deferred tax liabilities, net	219,930	213,856
Other long-term liabilities	21,319	15,092

Total liabilities	$2,822,407	$2,775,094

Commitments and contingencies
Deficit:
DJO Finance LLC membership deficit:
Member capital	842,627	841,510
Accumulated deficit	(1,354,934)	(1,293,339)
Accumulated other comprehensive loss	(27,273)	(16,341)

Total membership deficit	(539,580)	(468,170)
Noncontrolling interests	3,036	2,634

Total deficit	(536,544)	(465,536)

Total liabilities and deficit	$2,285,863	$2,309,558

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DJO Finance LLC

Unaudited Segment Information

(In thousands)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 27, 2015	July 1, 2016	June 27, 2015
Net sales:
Bracing and Vascular	$131,751	$136,179	$255,967	$250,083
Recovery Sciences	38,449	40,102	75,024	74,627
Surgical Implant	42,575	28,071	85,625	54,997
International	80,077	75,550	155,142	147,706

	$292,852	$279,902	$571,758	$527,413

Operating income:
Bracing and Vascular	$29,072	$31,497	$49,606	$52,393
Recovery Sciences	8,056	7,472	14,501	11,402
Surgical Implant	6,053	4,392	13,282	8,712
International	14,653	13,312	23,642	25,697
Expenses not allocated to segments and eliminations	(36,290)	(31,659)	(70,025)	(63,440)

	$21,544	$25,014	$31,006	$34,764

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DJO Finance LLC

Adjusted EBITDA

For the Three and Six Months Ended July 1, 2016 and June 27, 2015

(unaudited)

Our Senior Secured Credit Facilities, consisting of a $1,044.5 million term loan facility (including a $20.0 million delayed draw term loan facility) and a $150.0 million asset-based revolving credit facility, under which $82.0 million was outstanding as of July 1, 2016, and the Indentures governing our $1,015.0 million of 8.125% second lien notes, $298.5 million of 10.75% third lien notes, and $1.6 million of 9.75% senior subordinated notes (collectively, the “notes”) represent significant components of our capital structure. Under our Senior Secured Credit Facilities, we are required to maintain a specified senior secured first lien leverage ratio, which is determined based on our Adjusted EBITDA. If we fail to comply with the senior secured first lien leverage ratio under our Senior Secured Credit Facilities, we would be in default. Upon the occurrence of an event of default under the Senior Secured Credit Facilities, the lenders could elect to declare all amounts outstanding under the Senior Secured Credit Facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the Senior Secured Credit Facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets as collateral under the Senior Secured Credit Facilities. Any acceleration under the Senior Secured Credit Facilities would also result in a default under the Indentures governing the notes, which could lead to the note holders electing to declare the principal, premium, if any, and interest on the then outstanding notes immediately due and payable. In addition, under the Indentures governing the notes, our and our subsidiaries’ ability to engage in activities such as incurring additional indebtedness, making investments, refinancing subordinated indebtedness, paying dividends and entering into certain merger transactions is governed, in part, by our ability to satisfy tests based on Adjusted EBITDA. Our ability to meet the covenants specified in the Senior Secured Credit Facilities and the Indentures governing those notes will depend on future events, some of which are beyond our control, and we cannot assure you that we will meet those covenants.

Adjusted EBITDA is defined as net income (loss) attributable to DJOFL plus interest expense, net, income tax provision (benefit), and depreciation and amortization, further adjusted for certain non-cash items, non-recurring items and other adjustment items as permitted in calculating covenant compliance and other ratios under our Senior Secured Credit Facilities and the Indentures governing the notes. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants and other ratios in our Senior Secured Credit Facilities and the Indentures governing the notes. Adjusted EBITDA is a material component of these calculations.

Adjusted EBITDA should not be considered as an alternative to net income (loss) or other performance measures presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), or as an alternative to cash flow from operations as a measure of our liquidity. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. In particular, the definition of Adjusted EBITDA under our Senior Secured Credit Facilities and the Indentures governing the notes allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income (loss). However, these are expenses that may recur, vary greatly and are difficult to predict. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

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The following table provides reconciliation between net loss and Adjusted EBITDA:

					Twelve
					Months
	Three Months Ended		Six Months Ended		Ended
	July 1,	June 27,	July 1,	June 27,	July 1,
	2016	2015	2016	2015	2016
Net loss attributable to DJO Finance LLC	$(23,275)	$(77,977)	$(61,595)	$(113,503)	$(289,019)
Income from discontinued operations, net	(855)	(14,873)	(665)	(18,865)	175,781
Interest expense, net	42,396	44,564	84,666	87,430	169,529
Income tax provision	3,577	5,911	8,990	7,856	13,389
Depreciation and amortization	29,274	28,441	59,176	56,483	120,149
Non-cash charges (a)	2,204	579	2,603	1,254	4,752
Non-recurring and integration charges (b)	8,605	5,472	15,937	11,516	38,397
Other adjustment items (c)	1,636	69,201	3,366	75,480	11,790

	63,562	61,318	112,478	107,651	244,768
Permitted pro forma adjustments applicable to the twelve month period only (d)
Future cost savings					5,568

Adjusted EBITDA	$63,562	$61,318	$112,478	$107,651	$250,336

(a)	Non-cash charges are comprised of the following:

					Twelve
					Months
	Three Months Ended		Six Months Ended		Ended
	July 1,	June 27,	July 1,	June 27,	July 1,
	2016	2015	2016	2015	2016
Stock compensation expense	$1,316	$539	$1,521	$1,152	$2,174
Loss (gain) on disposal of fixed assets and assets held for sale, net	783	40	890	(185)	1,852
Purchase accounting adjustments (1)	105	—	192	287	726

Total non-cash charges	$2,204	$579	$2,603	$1,254	$4,752

(1)	Purchase accounting adjustments for the twelve months ended July 1, 2016 consisted of amortization of fair market value inventory adjustments.

(b)	Non-recurring and integration charges are comprised of the following:

					Twelve
					Months
	Three Months Ended		Six Months Ended		Ended
	July 1,	June 27,	July 1,	June 27,	July 1,
	2016	2015	2016	2015	2016
Integration charges:
Global business unit reorganization and integration	$1,576	$1,330	$2,861	$4,492	$6,965
Acquisition related expenses and integration (1)	2,657	556	5,982	1,055	13,562
Litigation and regulatory costs and settlements, net (2)	4,472	1,642	6,486	2,586	12,764
Other non-recurring items (3)	(100)	1,114	608	1,825	3,030
Automation projects	—	830	—	1,558	2,076

Total non-recurring and integration charges	$8,605	$5,472	$15,937	$11,516	$38,397

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(1)	Consists of direct acquisition costs and integration expenses related to acquired businesses and costs related to potential acquisitions
(2)	For the twelve months ended July 1, 2016, litigation and regulatory costs consisted of $2.7 million in litigation costs related to ongoing product liability issues and $10.1 million related to other litigation and regulatory costs and settlements.
(3)	For the twelve months ended July 1, 2016, other non-recurring items consisted of $1.9 million in specifically identified non-recurring operational and regulatory projects and $1.1 million in other non-recurring travel & professional fees.

(c)	Other adjustment items before permitted pro forma adjustments are comprised of the following:

					Twelve
					Months
	Three Months Ended		Six Months Ended		Ended
	July 1,	June 27,	July 1,	June 27,	July 1,
	2016	2015	2016	2015	2016
Blackstone monitoring fees	$1,750	$1,750	$3,500	$3,500	$7,000
Non-controlling interests	169	165	362	466	736
Loss on modification and extinguishment of debt (1)	—	67,967	—	67,967	507
Other (2)	(283)	(681)	(496)	3,547	3,547

Total other adjustment items	$1,636	$69,201	$3,366	$75,480	$11,790

(1)	Loss on modification and extinguishment of debt for the six months ending June 27, 2015 consisted of $47.8 million in premiums related to the redemption of our 8.75% Notes, 9.875% Notes and 7.75% Notes, $11.9 million related to the non-cash write off of unamortized debt issuance costs and original issue discount associated with the portion of our debt that was extinguished and $8.3 million of arrangement and amendment fees and other fees and expenses incurred in connection with the refinancing.
(2)	Other adjustments consist primarily of net realized and unrealized foreign currency transaction gains and losses.

(d)	Permitted pro forma adjustments include future cost savings for the twelve months ended April 1, 2016 related to the exit of our Empi business.